Retail Opportunity Investments Corp.     TRADED: NASDAQ: ROIC
11250 El Camino Real, Suite 200
San Diego, CA 92130
FOR IMMEDIATE RELEASE
Wednesday, April 22, 2020

Retail Opportunity Investments Corp. Reports
2020 First Quarter Results & Provides COVID-19 Update
San Diego, CA, April 22, 2020 – Retail Opportunity Investments Corp. (NASDAQ:ROIC) announced today financial and operating results for the three months ended March 31, 2020, and provided information regarding financial and operational activities in light of the ongoing COVID-19 pandemic.
FIRST QUARTER 2020
▪ $12.0 million of net income attributable to common stockholders ($0.10 per diluted share)
▪ $37.4 million of Funds From Operations (FFO)(1) ($0.29 per diluted share)
▪ 97.7% portfolio lease rate at March 31, 2020
▪ 22.5% increase in same-space comparative cash rents on new leases (8.0% on renewals)
▪ 3.3% increase in same-center cash net operating income (1Q‘20 vs. 1Q‘19)
▪ $0.20 per share quarterly cash dividend paid
COVID-19 UPDATE (as of April 17, 2020)
▪ All 88 shopping centers are open and operating
▪ 78.8% of tenants, based on gross leasable area (GLA), are designated “essential businesses”
▪ 89.4% of essential businesses are open and operating (based on GLA)
▪ 70.4% of total tenants are open and operating (based on GLA)
▪ 67.5% of total April 2020 base rent and CAM has been paid to date
▪ $133.5 million cash & cash equivalents currently on balance sheet
▪ No material debt maturing for approximately the next 4 years
▪ Acquisition activity suspended
▪ 2020 FFO guidance withdrawn
▪ Quarterly dividend temporarily suspended
________________________________________
(1) A reconciliation of GAAP net income to FFO is provided at the end of this press release.
Stuart A. Tanz, President and Chief Executive Officer of Retail Opportunity Investments Corp. stated, “While our first quarter results came in as expected, we now find ourselves in the midst of a truly unprecedented crisis that continues to rapidly evolve. Most important to us during this time is protecting the health and well-being of our employees, tenants and the communities that we together serve, which we are all working expeditiously to do.” Tanz added, “In terms of ongoing property operations, given that our tenant base is focused on providing basic necessities, and 98% of our portfolio is anchored by grocery and/or drugstores, our shopping centers have remained active during this crisis. That said, we are not immune to the extraordinary challenges that landlords are currently facing, including temporary store closings. During this difficult time, we continue to work diligently and thoughtfully with our valued tenants toward building a strong recovery for us all in the time ahead.”
FIRST QUARTER 2020 SUMMARY
For the three months ended March 31, 2020, GAAP net income attributable to common stockholders was $12.0 million, or $0.10 per diluted share, as compared to GAAP net income attributable to common stockholders of $13.3 million, or $0.12 per diluted share, for the three months ended March 31, 2019. Included in GAAP net income for the first quarter of 2019 was a $2.6 million gain on sale in connection with a property disposition.

FFO for the first quarter of 2020 was $37.4 million, or $0.29 per diluted share, as compared to $36.7 million in FFO, or $0.29 per diluted share for the first quarter of 2019. First quarter 2020 FFO reflects $62.6 million in net property dispositions completed during 2019. ROIC reports FFO as a supplemental performance measure in accordance with the definition set forth by the National Association of Real Estate Investment Trusts. A reconciliation of GAAP net income to FFO is provided at the end of this press release.

For the first quarter of 2020, same-center net operating income (NOI) was $49.8 million, as compared to $48.2 million in same-center NOI for the first quarter of 2019, representing a 3.3% increase. ROIC reports same-center comparative NOI on a cash basis. A reconciliation of GAAP operating income to same-center comparative NOI is provided at the end of this press release.

During the first quarter of 2020, ROIC executed 73 leases, totaling 297,935 square feet, including 17 new leases, totaling 79,655 square feet, achieving a 22.5% increase in same-space comparative base rent, and 56 renewed leases, totaling 218,280 square feet, achieving an 8.0% increase in base rent. ROIC reports same-space comparative base rent on a cash basis.

On February 18, 2020, ROIC’s board of directors declared a cash dividend of $0.20 per share, which was distributed on March 30, 2020.

From February 28, 2020 through March 13, 2020, ROIC repurchased 673,868 shares of its common stock through open market transactions at an average price of $13.13 per share, totaling approximately $8.8 million.

At March 31, 2020, ROIC had total real estate assets (before accumulated depreciation) of approximately $3.1 billion and approximately $1.4 billion of principal debt outstanding (net of cash and cash equivalents). As of March 31, 2020, 94.2% of ROIC’s principal debt outstanding was unsecured. Additionally, ROIC’s interest coverage for the first quarter 2020 was 3.5 times and 94.5% of its portfolio was unencumbered at March 31, 2020, based on GLA.
COVID-19 UPDATE SUMMARY
The following portfolio and tenant statistics are as of April 17, 2020, to the best of ROIC’s knowledge. ROIC expects that the following statistics will change, potentially significantly, going forward. All of ROIC’s 88 shopping centers are open and are operating in compliance with federal, state and local COVID-19 guidelines and mandates. All of ROIC’s shopping centers feature necessity-based tenants, with 86 of its 88 properties being anchored by grocery and/or drugstores. In terms of ROIC’s tenant base, 78.8% (based on GLA) have been designated as “essential businesses” per state guidelines, of which 89.4% are open and operating. Additionally, 70.4% of ROIC’s total tenants (based on GLA) are open and operating and 29.6% are temporarily closed. ROIC management is communicating with all of its tenants and is proactively engaged with those tenants temporarily closed. To date, ROIC has received 67.5% of its April billed receivables (includes contractual base rent and common area maintenance reimbursables).

To enhance its liquidity position and maintain financial flexibility, ROIC has drawn $130.0 million on its $600 million unsecured credit facility. ROIC currently has $133.5 million in cash and cash equivalents, and an additional $366.5 million available on its unsecured credit facility. In terms of future debt maturities, ROIC has no unsecured debt maturing for approximately the next four years, through late 2023. Additionally, ROIC has no secured debt maturing for the next two years, $23.1 million maturing in mid-2022, and no secured debt maturing in 2023.

As previously disclosed on April 3, 2020, ROIC has withdrawn its 2020 FFO Guidance. Additionally, ROIC has suspended all acquisition activity, including a previously disclosed pending transaction.

Given the current uncertainty of the COVID-19 pandemic’s near and potential long term impact on ROIC’s business, and in order to preserve its liquidity position, ROIC’s board of directors has temporarily suspended quarterly dividend distributions. Going forward, ROIC’s board of directors will continue to evaluate dividend declarations each quarter. ROIC intends to maintain compliance with REIT taxable income distribution requirements.
CONFERENCE CALL
ROIC will conduct a conference call and audio webcast to discuss its results on Thursday, April 23, 2020 at 12:00 p.m. Eastern Time / 9:00 a.m. Pacific Time. Those interested in participating in the conference call should dial (877) 312-8783 (domestic), or (408) 940-3874 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the Conference ID: 8928949. A live webcast will also be available in listen-only mode at https://www.roireit.net/. The conference call will be recorded and available for replay beginning at 3:00 p.m. Eastern Time on April 23, 2020 and will be available until 3:00 p.m. Eastern Time on April 30, 2020. To access the conference call recording, dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and use the Conference ID: 8928949. The conference call will also be archived on https://www.roireit.net/ for approximately 90 days.
ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.
Retail Opportunity Investments Corp. (NASDAQ: ROIC), is a fully-integrated, self-managed real estate investment trust (REIT) that specializes in the acquisition, ownership and management of grocery-anchored shopping centers located in densely-populated, metropolitan markets across the West Coast. As of March 31, 2020, ROIC owned 88 shopping centers encompassing approximately 10.1 million square feet. ROIC is the largest publicly-traded, grocery-anchored shopping center REIT focused exclusively on the West Coast. ROIC is a member of the S&P SmallCap 600 Index and has investment-grade corporate debt ratings from Moody's Investor Services and Standard & Poor's. Additional information is available at: www.roireit.net.
When used herein, the words "believes," "anticipates," "projects," "should," "estimates," "expects," “guidance” and similar expressions are intended to identify forward-looking statements with the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of ROIC to differ materially from future results expressed or implied by such forward-looking statements. Information regarding such risks and factors is described in ROIC's filings with the SEC, including its most recent Annual Report on Form 10-K, which is available at: www.roireit.net.

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Balance Sheets
(In thousands, except share data)

	March 31, 2020 (unaudited)	December 31, 2019
ASSETS
Real Estate Investments:
Land	$881,615	$879,540
Building and improvements	2,255,917	2,252,301
	3,137,532	3,131,841
Less: accumulated depreciation	404,583	390,916
	2,732,949	2,740,925
Mortgage note receivable	13,000	13,000
Real Estate Investments, net	2,745,949	2,753,925
Cash and cash equivalents	63,077	3,800
Restricted cash	1,851	1,658
Tenant and other receivables, net	47,344	45,821
Acquired lease intangible assets, net	57,978	59,701
Prepaid expenses	3,067	3,169
Deferred charges, net	26,786	27,652
Other assets	17,839	18,031
Total assets	$2,963,891	$2,913,757

LIABILITIES AND EQUITY
Liabilities:
Term loan	$298,412	$298,330
Credit facility	150,436	80,743
Senior Notes	943,206	942,850
Mortgage notes payable	87,271	87,523
Acquired lease intangible liabilities, net	139,999	144,757
Accounts payable and accrued expenses	28,277	17,562
Tenants’ security deposits	7,184	7,177
Other liabilities	49,759	42,987
Total liabilities	1,704,544	1,621,929

Commitments and contingencies

Equity:
Preferred stock, $0.0001 par value 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized; 116,120,704 and 116,496,016 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	12	12
Additional paid-in capital	1,472,546	1,481,466
Dividends in excess of earnings	(309,325)	(297,998)
Accumulated other comprehensive loss	(12,849)	(4,132)
Total Retail Opportunity Investments Corp. stockholders’ equity	1,150,384	1,179,348
Non-controlling interests	108,963	112,480
Total equity	1,259,347	1,291,828
Total liabilities and equity	$2,963,891	$2,913,757

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended March 31,
	2020	2019
Revenues
Rental revenue	$74,197	$75,367
Other income	675	686
Total revenues	74,872	76,053

Operating expenses
Property operating	10,604	11,061
Property taxes	7,989	8,238
Depreciation and amortization	24,278	24,761
General and administrative expenses	3,944	4,276
Other expense	64	93
Total operating expenses	46,879	48,429

Gain on sale of real estate	—	2,638

Operating income	27,993	30,262
Non-operating expenses
Interest expense and other finance expenses	(14,857)	(15,679)
Net income	13,136	14,583
Net income attributable to non-controlling interests	(1,134)	(1,333)
Net Income Attributable to Retail Opportunity Investments Corp.	$12,002	$13,250

Earnings per share – basic and diluted	$0.10	$0.12

Dividends per common share	$0.2000	$0.1970

CALCULATION OF FUNDS FROM OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2020	2019
Net income attributable to ROIC	$12,002	$13,250
Plus: Depreciation and amortization	24,278	24,761
Less: Gain on sale of real estate	—	(2,638)
Funds from operations – basic	36,280	35,373
Net income attributable to non-controlling interests	1,134	1,333
Funds from operations – diluted	$37,414	$36,706

SAME-CENTER CASH NET OPERATING INCOME ANALYSIS
(Unaudited)
(In thousands, except number of shopping centers and percentages)

	Three Months Ended March 31,
	2020	2019	$ Change	% Change
Number of shopping centers included in same-center analysis	87	87
Same-center occupancy	97.7%	97.8%		(0.1)%

Revenues:
Base rents	$51,778	$50,218	$1,560	3.1%
Percentage rent	93	87	6	6.9%
Recoveries from tenants	17,232	16,767	465	2.8%
Other property income	328	593	(265)	(44.7)%
Bad debt	(486)	(605)	119	(19.7)%
Total Revenues	68,945	67,060	1,885	2.8%
Operating Expenses
Property operating expenses	11,125	10,827	298	2.8%
Property taxes	8,030	8,017	13	0.2%
Total Operating Expenses	19,155	18,844	311	1.7%
Same-Center Cash Net Operating Income	$49,790	$48,216	$1,574	3.3%

SAME-CENTER CASH NET OPERATING INCOME RECONCILIATION
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2020	2019
GAAP operating income	$27,993	$30,262
Depreciation and amortization	24,278	24,761
General and administrative expenses	3,944	4,276
Other expense	64	93
Gain on sale of real estate	—	(2,638)
Straight-line rent	89	(1,180)
Amortization of above- and below-market rent	(5,478)	(6,478)
Property revenues and other expenses (1)	(149)	254
Total Company cash NOI	50,741	49,350
Non same-center cash NOI	(951)	(1,134)
Same-center cash NOI	$49,790	$48,216

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(1)Includes anchor lease termination fees, net of contractual amounts, if any, expense and recovery adjustments related to prior periods and other miscellaneous adjustments.

NON-GAAP DISCLOSURES
Funds from operations (“FFO”), is a widely recognized non-GAAP financial measure for REITs that the Company believes when considered with financial statements presented in accordance with GAAP, provides additional and useful means to assess its financial performance. FFO is frequently used by securities analysts, investors and other interested parties to evaluate the performance of REITs, most of which present FFO along with net income as calculated in accordance with GAAP. The Company computes FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income attributable to common stockholders (determined in accordance with GAAP) excluding gains or losses from debt restructuring, sales of depreciable property and impairments, plus real estate related depreciation and amortization, and after adjustments for partnerships and unconsolidated joint ventures.

The Company uses cash net operating income (“NOI”) internally to evaluate and compare the operating performance of the Company’s properties. The Company believes cash NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the Company’s properties as this measure is not affected by the non-cash revenue and expense recognition items, the cost of the Company’s funding, the impact of depreciation and amortization expenses, gains or losses from the acquisition and sale of operating real estate assets, general and administrative expenses or other gains and losses that relate to the Company’s ownership of properties. The Company believes the exclusion of these items from operating income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the Company’s properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is a measure of the operating performance of the Company’s properties but does not measure the Company’s performance as a whole and is therefore not a substitute for net income or operating income as computed in accordance with GAAP. The Company defines cash NOI as operating revenues (base rent and recoveries from tenants), less property and related expenses (property operating expenses and property taxes), adjusted for non-cash revenue and operating expense items such as straight-line rent and amortization of lease intangibles, debt-related expenses and other adjustments. Cash NOI also excludes general and administrative expenses, depreciation and amortization, acquisition transaction costs, other expense, interest expense, gains and losses from property acquisitions and dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, the Company’s cash NOI may not be comparable to other REITs.

Contact:
Ashley Rubino, Investor Relations
858-677-0900
arubino@roireit.net